UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Amendment No. 1)

Information Statement Pursuant to Section 14c of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SOUTH TEXAS OIL COMPANY
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOUTH TEXAS OIL COMPANY
300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258
210-545-5994

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $.001 per share (the “Common Stock”), of South Texas Oil Company (the “Company”, “our”, “we” or “us”). The purpose of this Information Statement is to notify our shareholders that, on March 5, 2009, we received written consents from certain of our major stockholders, including principal stockholders identified in the section entitled “Security Ownership Of Certain Beneficial Owners and Management,” holding or able to direct the vote of 9,949,725 shares of our Common Stock, representing approximately 59.36% of the then total issued and outstanding Common Stock (the “Stockholder Consents”), to take the following stockholder consent actions:

1.
To approve the issuance of approximately 1.6 million shares of the Company’s newly designated Series A Convertible Preferred Stock, plus such additional shares as may result from interest accrued through the effective date of the Stockholder Consents (as defined below), to The Longview Fund, L.P., a California limited partnership (“Longview”), in exchange for the surrender and cancellation of approximately $16.3 million (plus accrued interest) of the Company’s secured debt held by Longview; and

2.	To amend the Company’s Articles of Incorporation to increase our authorized common stock from 50,000,000 to 200,000,000 shares having a par value of $0.001 per share.

The enclosed Information Statement is being furnished to you to inform you that the foregoing consent actions have been approved by the holders of or persons able to direct the vote of a majority of the outstanding shares of our Common Stock. The Board is not soliciting your proxy in connection with the stockholder consent actions and proxies are not requested from stockholders. The stockholder consent actions will not become effective before a date which is 20 days after this Information Statement is first mailed to our stockholders (the “Effective Date”). You are urged to read the Information Statement in its entirety for a description of the actions taken by a majority of our stockholders.

By Order of the Board of Directors of South Texas Oil Company, /s/ Roy D. Toulan, Jr. Roy D. Toulan, Jr. Corporate Secretary
San Antonio, Texas
March 19, 2009

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON MARCH 19, 2009 (the “RELEASE DATE”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SOUTH TEXAS OIL COMPANY
300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on the Release Date to the holders of record of South Texas Oil Company of the Company’s Common Stock as of the close of business on March 10, 2009.

The Board of Directors of South Texas Oil Company has approved and three stockholders holding an aggregate of 9,949,725 shares of Common Stock issued and outstanding as of March 5, 2009, representing that number of votes, have consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding Common Stock and is sufficient under the Nevada Revised Statutes, the Company’s Articles of Incorporation and Bylaws, as amended, to approve the actions.  Accordingly, the actions will not be submitted to the other stockholders of South Texas Oil Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated under the Exchange Act, including Regulation 14C.

South Texas Oil Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: South Texas Oil Company, 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258.

Record Date; Stockholders Entitled to Information Statement

This Information Statement and the Information Card are being mailed to you on March 19, 2009.  South Texas Oil Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

The close of business on March 10, 2009 (the “Record Date”) has been established by the Board of Directors as the record date for the determination of stockholders entitled to this Information Statement and this notice of the Written Consents from certain of our major stockholders with respect to (i) our issuance of preferred stock in exchange for the cancellation of secured debt and (ii) the amendment to out Articles of Incorporation to increase the number of our authorized shares of common stock.

Stockholder Proposals

No proposals by security holders have been reserved by the Company for inclusion and consideration in any meeting, vote or action by the Company.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the South Texas Oil Company’s Bylaws and the Nevada Revised statutes, a vote by the holders of at least a majority of the Company’s outstanding capital stock is required to effect the actions described herein. The Company’s Articles of Incorporation do not authorize cumulative voting.  As of the Record Date, the Company’s had 16,772,862 voting shares of Common Stock issued and outstanding.  The voting power representing not less than 8,386,431 shares of our Common Stock is required to pass any stockholder resolutions. The consenting stockholders, who consist of three stockholders of South Texas Oil Company, are collectively the record and beneficial owners of 9,949,725 shares of Common Stock, which represents 59.36% of the issued and outstanding shares of the South Texas Oil Company’s Common Stock.  Pursuant to Nevada Revised statutes, the consenting stockholders voted in favor of the actions described herein in a Stockholder Consent, dated March 5, 2009. The consenting stockholders’ names, affiliation with the Company, and beneficial holdings are as follows:

Name and Address of Beneficial Owner	Shares Owned	Affiliation	Total	Percentage Ownership

The Longview Fund, L.P. 600 Montgomery Street, 44th Floor San Francisco, CA 94111	7,126,871	Holds approximately $26.1 million in the Company’s secured debt	7, 126,871	42.5%

Doud Oil & Gas Company LLC) 25528 Genesee Trail Road Golden, CO 80401	2,419,355	none	2,419,355	14.46%

Longview Marquis Master Fund a British Virgin Island partnership c/o Summerline Asset Management, LLC Its Investment Advisor 70 West Red Oak Lane, 4th Floor White Plains, New York 10604	403,499	Holds approximately $16.0 million in the Company’s senior secured debt	403,499	2.4%
Total	9,949,725		9,949,725	59.36%

INTEREST OF CERTAIN PERSONS IN (OR OPPOSITION TO) MATTERS TO BE ACTED UPON

On February 20, 2009, the Company entered into a Securities Purchase Agreement and an Asset Purchase and Sale Agreement (both agreements as defined below) with Longview Fund, L.P., a California limited partnership (“Longview”) to restructure $26.1 million (plus accrued interest) of the Company’s secured debt  held by Longview.  The debt restructuring includes (i) the exchange of $16.3 million in principal (plus accrued interest) for shares of Series A Convertible Preferred Stock and (ii) a non-core asset for debt exchange valued at $9.8 million.  Subject to a 9.99% limitation on ownership of the Company’s Common Stock at one time, Longview can convert the Series A Convertible Preferred Stock into approximately 32 million shares of the Company’s Common Stock (plus such additional shares as may result from accrued interest).  The conversion price of the Preferred is $0.50 per share of Common Stock.  On February 20, 2009, the Company’s Common Stock closed on the NASDAQ Global Market at $0.37 per share.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 5, 2009, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our current named executive officers, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o South Texas Oil Company, 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258. The percentage of common stock beneficially owned is based on 16,772,862 shares outstanding as of March 5, 2009.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Right to Acquire Beneficial Ownership within 60 days	Total	Percentage Beneficial Ownership

The Longview Fund, L.P. 600 Montgomery Street, 44th Floor San Francisco, CA 94111	7,126,871	750,000	7,876871	46.96%
Doud Oil & Gas Company LLC 25528 Genesee Trail Road Golden, CO 80401	2,419,355	-	2,419,355	14.46%

Directors and Named Executive Officers
Stanley A. Hirschman, Director		40,000	40,000
David M. Lieberman, Director		40,000	40,000
Bryce W. Rhodes, Director		20,000	20,000	*
Doyle A. Valdez, Director		20,000	20,000	*
Michael J. Pawelek, CEO, Chairman	258,264	416,667	674,931	3.92%
Wayne Psencik, COO	258,264	416,667	674,931	3.92%
Sherry L. Spurlock, CFO	258,264	416,667	674,931	3.92%
Theodore J. Wicks, EVP	0	250,000	250,000	1.46%
Executive Officers and Directors as a group	893,592	1,753,351	2,394,793	14.27%

* less than 1%

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following actions were taken based upon the unanimous recommendation of the Board of Directors of South Texas Oil Company Board and the written consent of the consenting stockholders:

ACTION I

To approve the issuance of approximately 1.6 million shares (plus such additional shares as may result from accrued interest) of the Company’s newly designated Series A Convertible Preferred Stock to Longview, in exchange for the surrender and cancellation of approximately $16.3 million (plus accrued interest) of the Company’s secured debt held by Longview.

Background of the Debt/Equity Exchange Transaction

On April 1, 2008, the Company and Longview entered into a securities purchase agreement, as amended by the June 2008 Amendment Agreement, and as otherwise be amended, supplemented, restated or modified and in effect from time to time, pursuant to which Longview purchased from the Company, among other things, secured notes, each bearing interest payable quarterly to Longview (the “Notes”).  As part of that transaction the Company and its Subsidiaries granted to Longview perpetual overriding royalty interests (“ORRI”) in the hydrocarbon production of certain of the Company’s.  In addition, in June and September 2008, the Company and Longview agreed to capitalize the quarterly payment of interest under the Notes.

As of February 20, 2009, principal amount plus capitalized interest of the Notes (the “Principal Amount”) was $26,132,400 and the aggregate per diem amount of accrued interest of the Notes (the “Per Diem Interest”) shall continue until the stockholder consent approval of the Debt/Equity Exchange Transaction (defined below) becomes effective on the twenty first day following the first mailing of this Information Statements to the Company’s stockholders (the Principal Amount and the Per Diem Interest due under the Notes shall be referred to as the “Total Obligations”).

On Friday, February 20, 2009, the Company entered into definitive agreements with Longview to restructure $26.1 million of the Company’s secured debt, plus accrued interest.  The debt restructuring includes the exchange of $16.3 million in principal (plus accrued interest) for approximately 1.6 million shares (plus such additional shares as may result from accrued interest) of Series A Convertible Preferred Stock (the “Securities Exchange Agreement”) and an exchange of $9.8 million in principal for certain of the Company’s non-core assets (the “Asset Purchase and Sale Agreement”).

The Debt/Equity Exchange Transaction (Securities Exchange Agreement)

On February 20, 2009, the Company and Longview entered into a Securities Exchange Agreement to provide for the payment of the Total Obligations by the Company’s issuance of its Series A Convertible Preferred Stock (the “Preferred Stock”) to Longview, which is convertible into the Company’s Common Stock, in exchange for the discharge and release of the Total Obligations (the “Debt/Equity Exchange Transaction”).

Pursuant to the Securities Exchange Agreement with Longview, the Company will issue to Longview approximately 1.6 million shares (plus such additional shares as may result from accrued interest) of Preferred Stock in exchange for the surrender and cancellation of approximately $16.3 million (plus accrued interest) of the Company’s secured debt held by Longview.  The Preferred Stock is perpetual and has a stated value of $10.00 per share, has no coupon rate or mandatory dividends, and has no voting rights.  The shares of Preferred Stock are convertible into shares of common stock at any time subsequent to 90 days after the issuance of the shares at a conversion price of $0.50 per share of common stock.  The issuance of Preferred Stock is subject to shareholder approval of the Debt/Equity Exchange Transaction, and the closing of the Securities Exchange Agreement will take place upon the effectiveness of such approval, which will occur on the twenty first day following the first mailing of this Information Statement to the Company’s stockholders.

The Debt/Asset Exchange Transaction (Asset Purchase and Sale Agreement)

The Company also entered into a definitive Asset Purchase and Sale Agreement with Longview on February 20, 2009 to sell the Company’s Colorado DJ Basin properties and its Unit U34 Single Drum Draw-works drilling rig, and associated assets, for a combined total of $9.8 million.  Subject to the terms and conditions of the Asset Purchase and Sale Agreement, on the closing date, South Texas Oil shall convey these assets to Longview in exchange for Longview’s discharge and satisfaction of $9.8 million of the Company’s debt held by Longview.  The Colorado property disposition includes the Company’s entire 37.5% non-operated working interest in 23,111 gross (8,666 net) acres.  The assets being conveyed to Longview include approximately 217,000 barrels of oil equivalent of proved reserves and an estimated 18 barrels of oil equivalent per day of net production located in Logan County, Colorado.

The Asset Purchase and Sale transaction for the disposition of both the Colorado property and drilling rig will close concurrently with the closing of Securities Exchange Agreement and the issuance of the Company’s Series A Convertible Preferred Stock to Longview.  Following the closing of both transactions, the Company’s remaining senior secured debt will be approximately $16.0 million.

Requirement for Stockholder Approval

Debt/Equity Exchange Transaction (Securities Exchange Agreement) NASDAQ Rule 4350(i)(D)(ii) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock), which is (i) equal to 20% or more of the common stock outstanding before the issuance and (ii) for less than the greater of book or market value of the stock. While on the date the Securities Exchange Agreement was executed, the Company’s Common Stock “market” price of $0.37 per share, as traded on the NASDAQ Global Market, was less than the contractual $0.50 conversion price per share for the common stock underlying the Preferred Stock, the conversion price was less than the approximate $1.13 per share “book” value of the Company’s Common Stock.  As a result, stockholder approval is required to approve the Debt/Equity Exchange Transaction, which may be by stockholders’ consent without a meeting as provided in Nevada Revised Statutes 78.320.

Debt/Asset Exchange Transaction (Asset Purchase and Sale Agreement) The Debt/Asset Exchange Transaction does not require stockholder approval.

Approval by the Company’s Board of Directors and Stockholders

The Company’s Board of Directors has determined that the terms of the Securities Exchange Agreement are in the best interests of the Company and has approved the Securities Exchange Agreement and directed Executive Management of the Company to take all actions required to secure the approval of the Company’s Stockholders by consent.  On March 5, 2009, the consenting stockholders, who consist of three current stockholders of South Texas Oil Company, and are collectively the record and beneficial owners of 9,949,725 shares of Common Stock, which represents 59.36% of the issued and outstanding shares of South Texas Oil Company’s Common Stock, approved the Securities Exchange transaction, pursuant to Nevada Revised Statutes 78.320.

ACTION II

To amend the Company’s Articles of Incorporation to increase our authorized (i) common stock from 50,000,000 to 200,000,000 shares having a par value of $0.001 per share.

The Debt/Equity Exchange Transaction as set forth in the Securities Exchange Agreement creates the potential for the issuance of approximately 32 million shares (plus such additional shares as may result from accrued interest) of Common Stock by the Company that, in addition to our current 16,772,862 shares of Common Stock issued and outstanding, plus Common Stock underlying warrants and issued options, will exceed our 50,000,000 authorized shares of Common Stock on a fully diluted basis.  In addition, the purpose of the restructuring of $26.1 million of the Company’s secured debt is to provide the Company with the opportunity and ability to raise additional capital through, among other financing vehicles, equity or convertible equity transactions.  Accordingly, the need exists to increase the Company’s authorized common stock from 50,000,000 to 200,000,000.

A change in the authorized capital stock of a Nevada corporation requires an amendment to the Company’s Articles of Incorporation.  Nevada Revised Statutes 78.390 requires stockholder approval to amend the Company’s Articles of Incorporation, which may be by stockholders’ consent without a meeting as provided in Nevada Revised Statutes 78.320.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference:

•	The Company’s Form 10-Q for the interim period ending September 30, 2008,filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2008; and

•	Exhibits 99.1 (Securities Exchange Agreement) and 99.2 (Series A Convertible Preferred Certificate of Designations) to our Form 8-K, filed with the Commission on February 23, 2009.

The Company will provide by first class mail, without charge, to each stockholder to whom this Information Statement is delivered, upon written or oral request, a copy of the information incorporated by reference herein, within one business day of the receipt of such request.  All such requests should be directed to Roy D. Toulan, Jr., Corporate Secretary, c/o South Texas Oil Company, 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258 (210-545-5994).

South Texas Oil Company /s/ Roy D. Toulan, Jr. Roy D. Toulan, Jr. Corporate Secretary San Antonio, Texas March 19, 2009